Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of InfoSearch Media, Inc. a Delaware corporation (the "Company") on Form 10-QSB/A for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George Lichter, Chief Executive Officer of the Company, and Frank Knuettel, II, Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.



Date: July 11, 2006                        INFOSEARCH MEDIA, INC.

                                                 /s/ George Lichter
                                                 ------------------------
                                                 By: George Lichter
                                                 Its: Chief Executive Officer


Date: July 11, 2006                        INFOSEARCH MEDIA, INC.

                                                 /s/ Frank Knuettel, II
                                                 ------------------------
                                                 By: Frank Knuettel, II
                                                 Its: Chief Financial Officer